                                                                     EXHIBIT 3.9

                            CERTIFICATE OF AMENDMENT

                                       OF

                       CERTIFICATE OF LIMITED PARTNERSHIP


Pursuant to the provisions of Section 2.02 of the Texas Revised Limited Partnership Act, the undersigned limited partnership desires to amend its certificate of limited partnership and for that purpose submits the following certificate of amendment.

     1.   The name of the limited partnership is Sunoco Pipeline L.P.

     2. The certificate of limited partnership is hereby amended by striking out Article Four thereof and by substituting in lieu of said Article the following new Article:

     "4. General Partner. The name and the business, residence or mailing address of the general partner are:


         Sunoco Logistics Partners Operations GP LLC
         1801 Market Street
         Philadelphia, PA  19103"


Dated this 8th day of February, 2002.

                                                     SUNOCO LOGISTICS
                                                     PARTNERS OPERATIONS GP LLC
                                                     Its General Partner


                                                     By: /s/ David A. Justin
                                                         -----------------------
                                                     Name: David A. Justin
                                                           ---------------------
                                                     Title: Vice President
                                                            --------------------